                                                                    Exhibit 2.12

                                   ----------

                              CONVEYANCE AGREEMENT

                                  BY AND AMONG

                          BROOKDALE SENIOR LIVING INC.,

                       BROOKDALE LIVING COMMUNITIES, INC.

                           BSL BROOKDALE MERGER INC.,

                              BSL CCRC MERGER INC.,

                              BSL FEBC MERGER INC.,

                              EMERITUS CORPORATION,

                             FEBC-ALT INVESTORS LLC,

                              FIT-ALT INVESTOR LLC,

                         FORTRESS CCRC ACQUISITION LLC,

                          FORTRESS INVESTMENT TRUST II,

                      FORTRESS REGISTERED INVESTMENT TRUST,

                       FORTRESS BROOKDALE ACQUISITION LLC,

                                 HEALTH PARTNERS

                                       and

                                  NW SELECT LLC

                                   ----------

                         Dated as of September 30, 2005

ARTICLE I DEFINITIONS......................................................    3
   Section 1.1 Defined Terms...............................................    3
ARTICLE II MERGERS.........................................................    8
   Section 2.1 Brookdale Merger............................................    8
   Section 2.2 FEBC-ALT Merger.............................................    9
   Section 2.3 Fortress CCRC Merger........................................    9
   Section 2.4 Agreement to Exchange Membership Interests..................   10
   Section 2.5 Closing.....................................................   10
   Section 2.6 Closing Deliveries..........................................   11
   Section 2.7 Withholding Taxes...........................................   11
ARTICLE III................................................................   11
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS WITH RESPECT TO THE BSL
ENTITIES...................................................................   11
   Section 3.1 Organization; Authorization.................................   12
   Section 3.2 No Conflicts................................................   12
   Section 3.3 Governmental Approvals......................................   12
   Section 3.4 Subsidiaries................................................   12
   Section 3.5 Litigation..................................................   13
   Section 3.6 Compliance With Laws........................................   13
   Section 3.7 Financial Statements; Liabilities...........................   13
   Section 3.8 Absence of Certain Changes..................................   14
   Section 3.9 Affiliate Agreements........................................   15
   Section 3.10 Other Agreements...........................................   15
   Section 3.11 No Brokers.................................................   15
   Section 3.12 Taxes......................................................   15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   16
   Section 4.1 Organization; Authorization.................................   16
   Section 4.2 Enforceability..............................................   17
   Section 4.3 No Conflicts................................................   17
   Section 4.4 Governmental Approvals......................................   17
   Section 4.5 Litigation..................................................   18
   Section 4.6 Capitalization..............................................   18
   Section 4.7 Financial Statements........................................   18

   Section 4.8 Title.......................................................   18
   Section 4.9 Liabilities.................................................   19
   Section 4.10 Affiliate Agreements.......................................   19
   Section 4.11 Other Agreements...........................................   19
   Section 4.12 No Brokers.................................................   19
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..................   19
   Section 5.1 Organization, Authorization.................................   19
   Section 5.2 Enforceability..............................................   19
   Section 5.3 No Conflicts................................................   20
   Section 5.4 Investment..................................................   20
   Section 5.5 Conveyance Transactions.....................................   20
   Section 5.6 Governmental Approvals......................................   21
   Section 5.7 Litigation..................................................   21
   Section 5.8 Brokers.....................................................   21
   Section 5.9 Information Supplied........................................   21
ARTICLE VI ADDITIONAL AGREEMENTS...........................................   22
   Section 6.1 LLC Agreement Amendment.....................................   22
   Section 6.2 Management Incentive Plans..................................   22
   Section 6.3 Filings.....................................................   22
   Section 6.4 Stockholders Agreement......................................   22
   Section 6.5 Consent.....................................................   22
   Section 6.6 Expenses....................................................   22
   Section 6.7 Further Action; Cooperation.................................   23
ARTICLE VII INDEMNIFICATION................................................   23
   Section 7.1 Survival of Representations and Warranties..................   23
   Section 7.2 Indemnification.............................................   23
   Section 7.3 Sole Remedy.................................................   25
ARTICLE VIII MISCELLANEOUS.................................................   26
   Section 8.1 Headings....................................................   26
   Section 8.2 Entire Agreement............................................   26
   Section 8.3 Notices.....................................................   26
   Section 8.4 Applicable Law..............................................   28
   Section 8.5 Severability................................................   28

   Section 8.6 Successors and Assigns; Third-Party Beneficiaries...........   28
   Section 8.7 Amendments..................................................   29
   Section 8.8 Waiver......................................................   29
   Section 8.9 Counterparts................................................   29
   Section 8.10 Submission to Jurisdiction.................................   29
   Section 8.11 Injunctive Relief..........................................   29

Exhibit A             Emeritus/NW Select Stockholders Agreement
Exhibit B             Governance Agreement
Exhibit C             Stockholders Agreement
Exhibit D             Emeritus/NW Select Registration Rights Agreement
Exhibit E-1           Financial Statements of Brookdale
Exhibit E-2           Financial Statements of FEBC-ALT
Exhibit E-3           Financial Statements of Fortress CCRC
Exhibit F             Financial Statements of Company
Exhibit G             Amended LLC Agreement

Schedule 2.6(b)(ii)   Allocation of FEBC-ALT Shares
Schedule 7.2(d)       Indemnification Limit for Company Indemnified Persons
Schedule 7.2(e)(i)    Pro Rata Indemnification Percentages
Schedule 7.2(f)       Indemnification Limit for Investor Indemnified Persons

          THIS CONVEYANCE AGREEMENT (this "Agreement") is made as of September 30, 2005, by and among Brookdale Senior Living Inc., a Delaware corporation (the "Company"), Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale"), BSL Brookdale Merger Inc., a Delaware corporation ("Brookdale Merger Sub"), BSL CCRC Merger Inc., a Delaware corporation ("CCRC Merger Sub"), BSL FEBC Merger Inc., a Delaware corporation ("FEBC Merger Sub"), Emeritus Corporation, a Washington corporation ("Emeritus"), FEBC-ALT Investors LLC, a Delaware limited liability company ("FEBC-ALT"), FIT-ALT Investor LLC, a Delaware limited liability company ("FIT-ALT"), Fortress Brookdale Acquisition LLC, a Delaware limited liability company ("FBA"), Fortress CCRC Acquisition LLC, a Delaware limited liability company ("Fortress CCRC"), Fortress Investment Trust II, a Delaware business trust, ("FIT II"), Fortress Registered Investment Trust, a Delaware business trust ("FRIT"), Health Partners, a Bermuda exempted partnership ("HP") and NW Select LLC, a Washington limited liability company ("NW Select"). Each of Emeritus, FIT-ALT, FBA, FIT II, FRIT, HP and NW Select are referred to herein as an "Investor" and collectively, the "Investors"). Certain capitalized terms used in this Agreement are defined in Article I. Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

          WHEREAS, FRIT and HP are parties to the Amended and Restated Limited Liability Company Agreement of Fortress Brookdale Acquisition LLC, dated as of July 26, 2000 and amended as of September 15, 2000 (the "LLC Agreement");

          WHEREAS, FBA owns all of the issued and outstanding shares (the "Brookdale Shares") of common stock, par value $0.01 per share (the "Brookdale Common Stock"), of Brookdale, other than shares of Brookdale Common Stock issued pursuant to the Employee Stock Plan (as defined below);

          WHEREAS, FIT II has sold to FEBC-ALT all of the issued and outstanding membership interests of FIT REN LLC in exchange for FEBC Membership Interests (as defined below) representing a 39.49% Percentage Interest (as such term is defined in the FEBC LLC Agreement);

          WHEREAS, Emeritus, FIT-ALT, FIT II and NW Select own all of the outstanding membership interests of FEBC-ALT, other than the membership interests issued pursuant to the Alterra Stock Plan (as defined below);

          WHEREAS, FIT II owns all of the outstanding membership interests of Fortress CCRC;

          WHEREAS, pursuant to the terms and conditions set forth herein, the parties hereto deem it desirable that Brookdale be sold or conveyed to the Company, which conveyance shall be effectuated by having Brookdale Merger Sub, a wholly-owned subsidiary of the Company, merge with and into Brookdale, with Brookdale as the surviving corporation;

          WHEREAS, pursuant to the terms and conditions set forth herein, the parties hereto deem it desirable that FEBC-ALT be sold or conveyed to the Company, which conveyance shall be effectuated by having FEBC Merger Sub, a wholly-owned subsidiary of the Company, merge with and into FEBC-ALT, with FEBC-ALT as the surviving limited liability company;

          WHEREAS, pursuant to the terms and conditions set forth herein, the parties hereto deem it desirable that Fortress CCRC be sold or conveyed to the Company, which conveyance shall be effectuated by having CCRC Merger Sub, a wholly-owned subsidiary of the Company, merge with and into Fortress CCRC, with Fortress CCRC as the surviving limited liability company;

          WHEREAS, at the Closing (as defined below), HP shall receive shares of Common Stock from FBA in exchange for its Membership Interests (as defined below) in FBA and its rights and interests in FBA shall terminate;

          WHEREAS, at the Closing, Mark J. Schulte shall receive shares of Common Stock from FBA in exchange for his Membership Interests in FBA and his rights and interests in FBA shall terminate;

          WHEREAS, the Company, FIT-ALT, Emeritus and NW Select are parties to the Stockholders and Voting Agreement that is attached as Exhibit A hereto (the "Emeritus/NW Select Stockholder Agreement");

          WHEREAS, the Conveyance Transactions (as defined below) are intended to qualify as tax-free reorganizations or transfers under the Internal Revenue Code of 1986, as amended;

          WHEREAS, it is contemplated that, subsequent to the Closing, the Company will conduct an Initial Public Offering (as defined below);

          WHEREAS, certain stockholders of the Company desire to set forth their agreement with respect to the governance of the Company prior to the Initial Public Offering in a governance agreement, the form of which is attached as Exhibit B hereto (the "Governance Agreement");

          WHEREAS, certain stockholders of the Company desire to set forth their agreement with respect to registration rights for Common Stock and the governance of the Company after the consummation of the Initial Public Offering in a stockholders agreement, the form of which is attached as Exhibit C hereto (the "Stockholders Agreement"); and

          WHEREAS, simultaneously with the consummation of the Initial Public Offering, the Company, Emeritus and NW Select may enter into a Registration Rights Agreement, substantially in the form attached as Exhibit D hereto (the " Emeritus/NW Select Registration Rights Agreement").

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that no Person shall be deemed an Affiliate of any other Person solely by reason of any investment in the Company or any BSL Entity.

          "Agreement" shall have the meaning set forth in the introductory paragraph.

          "Alterra Stock Plan" shall have the meaning set forth in Section
6.2(b).

          "Amended LLC Agreement" shall have the meaning set forth in Section
6.1.

          "Book Value" shall mean with respect to each BSL Entity, an amount equal to such BSL Entity's total assets less (i) liabilities and (ii) intangible assets, as measured on a consolidated basis and determined in accordance with GAAP.

          "Brookdale" shall have the meaning set forth in the introductory paragraph.

          "Brookdale Certificate of Merger" shall have the meaning set forth in
Section 2.1(a).

          "Brookdale Common Stock" shall have the meaning set forth in the recitals.

          "Brookdale Effective Time" shall have the meaning set forth in Section 2.1(b).

          "Brookdale Financial Statements" shall have the meaning assigned to it in Section 3.7(a).

          "Brookdale Merger" shall have the meaning set forth in Section 2.1(a).

          "Brookdale Shares" shall have the meaning set forth in the recitals.

          "BSL Entities" shall mean collectively Brookdale, FEBC-ALT and Fortress CCRC and "BSL Entity" shall mean any of them.

          "CCRC Certificate of Merger" shall have the meaning set forth in
Section 2.3(b).

          "CCRC Effective Time" shall have the meaning set forth in Section 2.3(b).

          "CCRC Merger" shall have the meaning set forth in Section 2.3(a).

          "Certificates of Merger" shall mean collectively the Brookdale Certificate of Merger, the CCRC Certificate of Merger and the FEBC Certificate of Merger.

          "Closing" shall have the meaning set forth in Section 2.5.

          "Closing Date" shall have the meaning set forth in Section 2.5.

          "Common Stock" shall mean the Company's common stock, par value $0.01 per share

          "Company" shall have the meaning set forth in the introductory paragraph.

          "Company Indemnified Person" shall have the meaning set forth in
Section 7.2(a).

          "Conveyance Transaction" shall mean any of the Brookdale Merger, the CCRC Merger or the FEBC Merger.

          "Damages" shall mean each and all of the following items: losses, claims, liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts) or any diminution in value of the BSL Entities, whether or not involving a third party claim, but shall not include any punitive, incidental, special, indirect or consequential damages or any diminution in value of the Common Stock (solely to the extent already included in the calculation of Damages).

          "Disclosure Letter" shall mean the disclosure letter dated as of the date of this Agreement.

          "DGCL" shall mean the Delaware General Corporation Law.

          "DLLCA" shall mean the Delaware Limited Liability Company Act.

          "Emeritus" shall have the meaning set forth in the introductory paragraph.

          "Emeritus/NW Select Stockholders Agreement" shall have the meaning set forth in the recitals.

          "Emeritus/NW Select Transaction Agreements" shall mean collectively
(i) the Emeritus/NW Select Stockholders Agreement, (ii) the Emeritus/NW Select Registration Rights Agreement, (iii) the Membership Interest Purchase Agreement, dated June 29, 2005, by and among the Company, Emeritus, FIT-ALT and NW Select LLC, and (iv) the Amended and Restated Limited Liability Company Agreement of FEBC-ALT, dated June 29, 2005.

          "Employee Stock Plan" shall have the meaning set forth in Section 6.2(a).

          "FBA" shall have the meaning set forth in the introductory paragraph.

          "FBA Shares" shall have the meaning set forth in Section 2.1(c)

          "FEBC-ALT" shall have the meaning set forth in the introductory paragraph.

          "FEBC-ALT Financial Statements" shall have the meaning assigned to it in Section 3.7(b).

          "FEBC-ALT Shares" shall have the meaning set forth in Section 2.2(c).

          "FEBC Certificate of Merger" shall have the meaning set forth in
Section 2.2(b).

          "FEBC Effective Time" shall have the meaning set forth in Section 2.2(b).

          "FEBC LLC Agreement" shall mean the Limited Liability Company Agreement of FEBC-ALT Investors LLC, dated as of June 29, 2005 and as may be amended from time to time.

          "FEBC Membership Interests" shall have the meaning assigned to the term "Membership Interests" in the FEBC LLC Agreement.

          "FEBC Merger" shall have the meaning set forth in Section 2.2(a).

          "Financial Statements" shall have the meaning set forth in Section 3.7(c).

          "FIT II" shall have the meaning set forth in the introductory paragraph.

          "FIT-ALT" shall have the meaning set forth in the introductory paragraph.

          "FRIT" shall have the meaning set forth in the introductory paragraph.

          "FIT II Shares" shall have the meaning set forth in Section 2.3(c).

          "Fortress CCRC" shall have the meaning set forth in the introductory paragraph.

          "Fortress CCRC Financial Statements" shall have the meaning assigned to it in Section 3.7(c).

          "Governance Agreement" shall have the meaning set forth in the recitals.

          "Governmental Consent" shall have the meaning set forth in Section
3.3.

          "Governmental Entity" shall have the meaning set forth in Section 3.3.

          "HP" shall have the meaning set forth in the introductory paragraph.

          "HP Shares" shall have the meaning set forth in Section 2.4.

          "Initial Public Offering" shall mean the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act.

          "Investor" and "Investors" each shall have the meaning set forth in the introductory paragraph.

          "Investor Indemnified Person" shall have the meaning set forth in
Section 7.2(b).

          "Laws" shall mean all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, injunctions, judgments, decrees and bodies of law.

          "Liens" shall mean any liens, claims, rights, security interests or charges, other than (i) restrictions imposed by the U.S. securities laws and
(ii) any rights pursuant to the Governance Agreement, the Stockholders Agreement or the Emeritus/NW Select Stockholders Agreement.

          "LLC Agreement" shall have the meaning set forth in the recitals.

          "Material Adverse Effect" shall mean, with respect to any Person, any event that, individually or in the aggregate with any other event, has had or would reasonably be expected to have a material adverse effect on (i) the financial condition, results of operations, assets, properties or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to consummate the transactions contemplated by this Agreement, in each case other than (i) as a result of changes in general economic or industry conditions or changes in applicable laws, rules or regulations (unless such Person has been materially and disproportionately affected) or (ii) changes arising out of the announcement of the transactions contemplated by this Agreement or the Initial Public Offering or the performance of the obligations contained herein.

          "Member" shall have the meaning assigned to such term in the LLC Agreement.

          "Membership Interests" shall have the meaning assigned to it in the LLC Agreement.

          "Merger Sub" shall mean any of Brookdale Merger Sub, CCRC Merger Sub and FEBC Merger Sub, and "Merger Subs" shall mean all such entities.

          "NW Select" shall have the meaning set forth in the introductory paragraph.

          "OC Members" shall have the meaning assigned to it in the LLC
Agreement.

          "Operating Committee" shall have the meaning assigned to it in the LLC Agreement.

          "Percentage Interest" shall have the meaning assigned to it in the FEBC LLC Agreement.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Secretary of State" shall have the meaning set forth in Section
2.1(b).

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stockholders Agreement" shall have the meaning set forth in the recitals.

          "Subsidiary" shall mean, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such first Person or (ii) such first Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such other Person.

          "Taxing Authority" means any Governmental Entity responsible for the administration of any Tax.

          "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under
Law) or otherwise.

                                   ARTICLE II

                                     MERGERS

          Section 2.1 Brookdale Merger.

               (a) On the terms set forth in this Agreement, at the Closing and in accordance with the DGCL, Brookdale Merger Sub shall be merged with and into Brookdale, the separate corporate existence of Brookdale Merger Sub shall cease and Brookdale shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Brookdale Merger Sub in accordance with the DGCL (the "Brookdale Merger").

               (b) As soon as practicable on the Closing Date, Brookdale and Brookdale Merger Sub shall cause the Brookdale Merger to be consummated by filing a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the "Brookdale Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary of State") and shall make all other filings or recordings required under the DGCL. The Brookdale Merger shall become effective at such time as the Brookdale Certificate of Merger is duly filed with the Secretary of State. The time at which the Brookdale Merger becomes effective is referred to herein as the "Brookdale Effective Time." At the Effective Time, (i) the Brookdale Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL, (ii) the certificate of incorporation of Brookdale, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation without change or amendment and (iii) the by-laws of Brookdale, as in effect immediately prior to the Effective Time, shall be the by-laws of the surviving corporation until amended in accordance with the terms of such by-laws and applicable law.

               (c) At the Brookdale Effective Time, by virtue of the Brookdale Merger and without any action on the part of Brookdale, Brookdale Merger Sub or the Company, all shares of Brookdale Common Stock issued and outstanding immediately prior to the Brookdale Effective Time (including, without limitation, pursuant to the Employee Stock Plan) shall be automatically converted into an aggregate of 20,000,000 fully paid and nonassessable shares of Common Stock (equivalent to 34.5% of the fully-diluted equity ownership of the Company as of the date of the Closing, after giving effect to the total number of shares of Common Stock that may be issued pursuant to the Employee Stock Plan or the Alterra Stock Plan) (the "FBA Shares") and each issued and outstanding share of common stock, par value $0.01 per share, of Brookdale Merger Sub shall be automatically converted into one share of Brookdale Common Stock.

          Section 2.2 FEBC-ALT Merger.

               (a) On the terms set forth in this Agreement, at the Closing and in accordance with the DLLCA and the DGCL, FEBC Merger Sub shall be merged with and into FEBC-ALT, the separate corporate existence of FEBC Merger Sub shall cease and FEBC-ALT shall continue as the surviving limited liability company and shall succeed to and assume all the rights and obligations of FEBC Merger Sub in accordance with the DLLCA and the DGCL (the "FEBC Merger").

               (b) As soon as practicable on the Closing Date, FEBC-ALT and FEBC Merger Sub shall cause the FEBC Merger to be consummated by filing a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA and the DGCL (the "FEBC Certificate of Merger") with the Secretary of State and shall make all other filings or recordings required under the DLLCA and the DGCL. The FEBC Merger shall become effective at such time as the FEBC Certificate of Merger is duly filed with the Secretary of State. The time at which the FEBC Merger becomes effective is referred to herein as the "FEBC Effective Time." At the Effective Time, (i) the FEBC Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA and the DGCL, (ii) the certificate of formation of FEBC-ALT, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the surviving limited liability company without change or amendment and (iii) the FEBC LLC Agreement, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the surviving limited liability company until amended in accordance with the terms of such limited liability company agreement and applicable law.

               (c) At the FEBC Effective Time, by virtue of the FEBC Merger and without any action on the part of FEBC-ALT, FEBC Merger Sub or the Company, the FEBC Membership Interests issued and outstanding immediately prior to the FEBC Effective Time (including, without limitation, pursuant to the Alterra Stock
Plan) shall be automatically converted into an aggregate of 29,750,000 fully paid and nonassessable shares of Common Stock (equivalent to 51.3% of the fully-diluted equity ownership of the Company as of the date of the Closing, after giving effect to the total number of shares of Common Stock that may be issued pursuant to the Employee Stock Plan or the Alterra Stock Plan) (the "FEBC-ALT Shares") and all issued and outstanding shares of common stock, par value $0.01 per share, of FEBC Merger Sub shall be automatically converted into 100% of the Class A membership interests in FEBC-ALT.

          Section 2.3 Fortress CCRC Merger.

               (a) On the terms set forth in this Agreement, at the Closing and in accordance with the DLLCA and the DGCL, CCRC Merger Sub shall be merged with and into Fortress CCRC, the separate corporate existence of CCRC Merger Sub shall cease and Fortress CCRC shall continue as the surviving limited liability company and shall succeed to and assume all the rights and obligations of CCRC Merger Sub in accordance with the DLLCA and the DGCL (the "CCRC Merger").

               (b) As soon as practicable on the Closing Date, Fortress CCRC and CCRC Merger Sub shall cause the CCRC Merger to be consummated by filing a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA and the DGCL (the "CCRC Certificate of Merger") with the Secretary of State and shall make all other filings or recordings required under the DLLCA and the DGCL. The CCRC Merger shall become effective at such time as the CCRC Certificate of Merger is duly filed with the Secretary of State. The time at which the CCRC Merger becomes effective is referred to herein as the "CCRC Effective Time." At the Effective Time, (i) the CCRC Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA and the DGCL, (ii) the certificate of formation of Fortress CCRC, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the surviving limited liability company without change or amendment and (iii) the limited liability company agreement of Fortress CCRC, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the surviving limited liability company until amended in accordance with the terms of such limited liability company agreement and applicable law.

               (c) At the CCRC Effective Time, by virtue of the CCRC Merger and without any action on the part of Fortress CCRC, CCRC Merger Sub or the Company, all of the limited liability company interests of Fortress CCRC issued and outstanding immediately prior to the CCRC Effective Time shall be automatically converted into an aggregate of 8,250,000 fully paid and nonassessable shares of Common Stock (equivalent to 14.2% of the fully-diluted equity ownership of the Company as of the date of the Closing, after giving effect to the total number of shares of Common Stock that may be issued pursuant to the Employee Stock Plan or the Alterra Stock Plan) (the "FIT II Shares") and all issued and outstanding shares of common stock, par value $0.01 per share, of CCRC Merger Sub shall be converted into 100% of the membership interests in Fortress CCRC.

          Section 2.4 Agreement to Exchange Membership Interests. Immediately after the consummation of the Brookdale Merger pursuant to Section 2.1, at the Closing, FBA will convey, assign, transfer and deliver to HP, free and clear of all Liens, and HP will acquire and accept from FBA, an aggregate of 7,844,625 shares of Common Stock (equivalent to 13.53% of the fully-diluted equity ownership of the Company as of the date of the Closing, after giving effect to the total number of shares of Common Stock that may be issued pursuant to the Employee Stock Plan or the Alterra Stock Plan) (the "HP Shares"), including FBA's right, title and interest therein and thereto, free and clear of all Liens, in exchange for the conveyance, assignment, transfer and delivery to FBA, free and clear of all Liens, of all of HP's Membership Interests in FBA, including all of HP's right, title and interest therein.

          Section 2.5 Closing. The conveyance and exchange contemplated by this Agreement will take place at a closing (the "Closing") at 10:00 a.m., New York time, on the date hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (the date on which the Closing shall occur is hereinafter referred to as the "Closing Date").

          Section 2.6 Closing Deliveries. At the Closing, upon the terms and conditions set forth in this Agreement:

               (a) Each of the Company, FIT II, FBA and HP shall deliver to each other party a copy of the Governance Agreement, duly executed by it;

               (b) The Company shall deliver, or cause to be delivered:

                    (i) the FBA Shares to FBA;

                    (ii) the FEBC-ALT Shares (in the respective share amounts as set forth in Schedule 2.6(b)(ii) hereto) to each of Emeritus, FIT II, FIT-ALT, NW Select; and

                    (iii) the FIT II Shares to FIT II.

               (c) HP shall deliver, or cause to be delivered to FBA:

                    (i) a copy of the Amended LLC Agreement (as defined below) duly executed by HP; and

                    (ii) the resignations of Mani A. Sadeghi and Joseph R. Tomei from the Operating Committee and the board of directors of Brookdale and each of its Subsidiaries, effective as of the Closing.

               (d) FBA shall deliver, or cause to be delivered to HP, a stock certificate representing the HP Shares, duly endorsed for transfer to HP or accompanied by duly executed stock powers endorsed in blank.

          Section 2.7 Withholding Taxes. Notwithstanding anything to the contrary contained herein, consideration otherwise payable pursuant to this
Article II shall be reduced by applicable withholding Taxes, if any, to the extent required by Law.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE INVESTORS WITH RESPECT
                               TO THE BSL ENTITIES

     Each of FBA (solely with respect to Brookdale and its Subsidiaries, when applicable), HP (solely with respect to Brookdale and its Subsidiaries, when applicable), FRIT (solely with respect to Brookdale and its Subsidiaries, when applicable), FIT II (solely with respect to Fortress CCRC Acquisition LLC and its Subsidiaries, when applicable) and FIT-ALT (solely with respect to FEBC-ALT and its Subsidiaries, when applicable) represents and warrants ((i) with respect to Section 3.7(a), FBA, FRIT and HP only, (ii) with respect to Section 3.7(b), FIT-ALT and (iii) with respect to Section 3.7(c), FIT II only), severally but not jointly, to each other as of the Closing Date that:

          Section 3.1 Organization; Authorization. Such BSL Entity is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted.

          Section 3.2 No Conflicts. The execution, delivery and performance of this Agreement, the Governance Agreement and the Stockholders Agreement to which such BSL Entity is a party and the consummation of the transactions contemplated hereby and thereby will not (a) result in a violation of, be in conflict with or constitute a default (with or without notice or lapse of time or both) under (i) any law applicable to such BSL Entity or any of their Subsidiaries or any of their respective assets, (ii) any provision of the organizational documents of such BSL Entity or any of their Subsidiaries, (iii) any order or judgment of any court or other agency of government applicable to such BSL Entity or any of their Subsidiaries or any of their assets or (iv) any contractual restriction binding on or affecting such BSL Entity or any of their Subsidiaries or any of their assets or (b) result in the creation or imposition of any Liens upon any assets of such BSL Entity or any assets of any of its Subsidiaries, except in the case of clauses (a) and (b) for violations, conflicts, defaults or Liens which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect as to such BSL Entity.

          Section 3.3 Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing (any, a "Governmental Consent") with, any court, administrative agency or commission or other governmental authority or instrumentality (any, a "Governmental Entity"), including under federal or state law or otherwise, is required to be obtained or made by or with respect to such BSL Entity or any of its Subsidiaries in connection with the consummation of the transactions contemplated under this Agreement, the Governance Agreement or the Stockholders Agreement, except (a) those Governmental Consents that have already been obtained and (b) those Governmental Consents the failure which to obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect as to such BSL Entity.

          Section 3.4 Subsidiaries. Each material Subsidiary of such BSL Entity is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect as to such BSL Entity. The outstanding shares of capital stock, partnership interest or equity interests of each material Subsidiary of such BSL Entity are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. There is no existing option, warrant, call, right or contract to which any Subsidiary of such BSL Entity is a party requiring, and there are no convertible securities of any Subsidiary of such BSL Entity outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary of such BSL Entity or other securities convertible into shares of capital stock or other equity interests of any Subsidiary of such BSL Entity.

          Section 3.5 Litigation. Except as set forth on Schedule 3.5 of the Disclosure Letter, there is no lawsuit, claim, proceeding or investigation pending or, to the knowledge of the applicable Investor, threatened by or against such BSL Entity or any of its Subsidiaries or any of their properties, assets, operations or businesses, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect as to such BSL Entity.

          Section 3.6 Compliance With Laws. Such BSL Entity and its Subsidiaries have conducted and continue to conduct their business in accordance with, and have otherwise complied and are in compliance with, all applicable Laws, in all respects, and are not in violation, in any respect, of any such Law, except for any noncompliance or violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect as to such BSL Entity.

          Section 3.7 Financial Statements; Liabilities.

               (a) The audited consolidated balance sheet as of December 31, 2004 and the unaudited consolidated balance sheets as of June 30, 2005 and the related audited and unaudited consolidated statements of income and of cash flows for the periods then ended (including the notes thereto) attached as Exhibit E-1 hereto (collectively, the "Brookdale Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby without modification of the accounting principles used in the preparation thereof and present fairly in all material respects the consolidated financial condition of Brookdale and its Subsidiaries as of such respective dates and the results of operations and cash flows of Brookdale and its Subsidiaries for such periods. Brookdale, together with its Subsidiaries, does not have any material liabilities or indebtedness (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) or obligations of any kind other than those (i) specifically reflected on and fully reserved against in the Brookdale Financial Statements, or (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2005.

               (b) The audited consolidated balance sheets as of December 31, 2004 and the unaudited consolidated balance sheets as of June 30, 2005 and the related audited and unaudited consolidated statements of income and of cash flows for the periods then ended (including the notes thereto) attached as Exhibit E-2 hereto (collectively, the "FEBC-ALT Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby without modification of the accounting principles used in the preparation thereof and present fairly in all material respects the consolidated financial condition of FEBC-ALT and its Subsidiaries as of such respective dates and the results of operations and cash flows of FEBC-ALT and its Subsidiaries s for such periods. FEBC-ALT, together with its

Subsidiaries, does not have any material liabilities or indebtedness (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) or obligations of any kind other than those (i) specifically reflected on and fully reserved against in the FEBC-ALT Financial Statements, or (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2005.

               (c) The unaudited balance sheet as of June 30, 2005 and the unaudited statement of operating revenue and expenses for the period from April 6, 2005 through June 30, 2005 attached as Exhibit E-3 hereto (collectively, the "Fortress CCRC Financial Statements" and together with the Brookdale Financial Statements and the FEBC-ALT Financial Statements, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby without modification of the accounting principles used in the preparation thereof and present fairly in all material respects the consolidated financial condition of Fortress CCRC and its Subsidiaries as of such respective dates and the results of operations and cash flows of Fortress CCRC and its Subsidiaries for such periods. Fortress CCRC, together with its Subsidiaries, does not have any material liabilities or indebtedness (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) or obligations of any kind other than those (i) specifically reflected on and fully reserved against in the Fortress CCRC Financial Statements, or (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2005.

          Section 3.8 Absence of Certain Changes. Except as set forth on
Schedule 3.8 of the Disclosure Letter, since June 30, 2005 or as contemplated by this Agreement, the Governance Agreement, the Stockholders Agreement or the Emeritus/NW Select Transaction Agreements, (i) such BSL Entity and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to such BSL Entity. Without limiting the generality of the foregoing, except as set forth on Schedule 3.8 of the Disclosure Letter, since June 30, 2005:

               (a) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of such BSL Entity or any of its Subsidiaries having a replacement cost in the aggregate that represents more than 15% of such BSL Entity's Book Value;

               (b) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of BSL Entity or any of its Subsidiaries or any repurchase, redemption or other acquisition by such BSL Entity or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interest in, such BSL Entity or any of its Subsidiaries;

               (c) neither such BSL Entity nor any of its Subsidiaries have entered into any material agreement or arrangement with any Affiliate of such BSL Entity or any of its Subsidiaries;

               (d) except as contemplated by this Agreement, neither such BSL Entity nor any of its Subsidiaries have acquired any Person or business, by merger or consolidation, purchase of assets or equity interests, or by any other manner, in a single transaction or a series of related transactions or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities or assets of any other Person that, in the aggregate, represents in excess of 15% of such BSL Entity's Book Value;

               (e) neither such BSL Entity nor any of its Subsidiaries have sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any of its material properties or assets in an individual transaction that, in the aggregate, represents in excess of 15% of such BSL Entity's Book Value;

               (f) neither such BSL Entity nor any of its Subsidiaries have issued, created, incurred, assumed or guaranteed any indebtedness, other than working capital lines (in an amount not in excess of $1,000,000 in the aggregate) incurred in the ordinary course of business; and

               (g) neither such BSL Entity nor any of its Subsidiaries have agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 3.8.

          Section 3.9 Affiliate Agreements. Except as set forth on Schedule 3.9 of the Disclosure Letter, to such Investor's knowledge, such BSL Entity and its Affiliates, on the one hand, and any of the other BSL Entities, their respective Affiliates or the Company, on the other hand, are not party to any material agreement or arrangement.

          Section 3.10 Other Agreements. To such Investor's knowledge, no material agreements, arrangements or understandings have been entered into with respect to the subject matter of this Agreement, including, without limitation, with respect to the payment of fees or reimbursement of expenses, other than the agreements that are set forth on Schedule 3.10 of the Disclosure Letter.

          Section 3.11 No Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with such BSL Entity or any of its Affiliates.

          Section 3.12 Taxes. Except as set forth on Schedule 3.12 of the Disclosure Letter, each BSL Entity and Subsidiary thereof has timely filed all material federal, state and foreign tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All material Taxes required to be paid by it have either been paid or are reflected in accordance with GAAP as a reserve for Taxes on the applicable Financial

Statements and such Financial Statements reflect an adequate reserve for all Taxes payable by each such BSL Entity or Subsidiary for all taxable periods and portions thereof through the date of such Financial Statements. All such returns and reports are correct and complete in all material respects. All material Taxes required to be withheld by each BSL Entity or Subsidiary thereof have been withheld and have been (or will be) duly and timely paid to the proper Taxing Authority. No material deficiencies for any Taxes have been proposed, asserted or assessed against any BSL Entity or Subsidiary thereof that are still pending. Except as set forth on Schedule 3.12 of the Disclosure Letter, no income Tax Return of a BSL Entity or Subsidiary thereof is under current examination by the Internal Revenue Service or by any state or foreign tax authority. All assessments for Taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved on the Financial Statements in accordance with GAAP. Except as set forth on Schedule 3.12 of the Disclosure Letter, no BSL Entity or Subsidiary thereof is liable for the Taxes of any other person as a result of any indemnification provision or other contractual obligation. There are no liens as a result of any unpaid Taxes upon any of the assets of any BSL Entity or Subsidiary thereof.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each of the Investors as of the Closing Date as follows:

          Section 4.1 Organization; Authorization.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to carry on its business as it is now being conducted. The Company has made available to each of the Investors true, correct and complete copies of its certificate of incorporation and by-laws, in each case amended as of the date hereof. The execution, delivery and performance by it of this Agreement, the Governance Agreement, the Stockholders Agreement, the Emeritus/NW Select Stockholders Agreement and the Emeritus/NW Select Registration Rights Agreement and the consummation by the Company of the transactions contemplated thereby and thereby, have been duly authorized by all necessary action on its part.

               (b) Each of the Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to carry on its business as it is now being conducted. The Company has made available to each of the Investors true, correct and complete copies of the certificate of incorporation and by-laws of each of the Merger Subs, in each case amended as of the date hereof. The execution, delivery and performance by it of this Agreement and the consummation by each of the Merger Subs of the transactions contemplated thereby and thereby, have been duly authorized by all necessary action on its part.

          Section 4.2 Enforceability.

               (a) This Agreement constitutes, and the Governance Agreement, the Stockholders Agreement, the Emeritus/NW Select Stockholders Agreement and the Emeritus/NW Select Registration Rights Agreement, when executed and delivered by the Company will constitute, assuming the due authorization, execution and delivery hereof and thereof by all other parties hereto and thereto, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any limitations imposed by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors' rights or general equity principles.

               (b) This Agreement constitutes, assuming the due authorization, execution and delivery hereof and thereof by all other parties hereto and thereto, a legal, valid and binding obligation of each of the Merger Subs, enforceable against the Merger Subs in accordance with its terms, subject to any limitations imposed by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors' rights or general equity principles.

          Section 4.3 No Conflicts. The execution, delivery and performance of this Agreement, the Governance Agreement, the Stockholders Agreement, the Emeritus/NW Select Stockholders Agreement and the Emeritus/NW Select Registration Rights Agreement by the Company and the Merger Subs and the consummation by the Company and the Merger Subs of the transactions contemplated hereby or thereby will not (a) result in a violation of, be in conflict with or constitute a default (with or without notice or lapse of time or both) under (i) any law applicable to the Company, the Merger Subs or any of their respective assets, (ii) any provision of their respective organizational documents, (iii) any order or judgment of any court or other agency of government applicable to the Company, the Merger Subs or any of their respective assets or (iv) any contractual restriction binding on or affecting the Company, the Merger Subs or any of their respective assets or (b) result in the creation or imposition of any Liens upon any of the Company's or the Merger Subs' respective assets, except in the case of clauses (a) and (b) for violations, conflicts, defaults or Liens which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.4 Governmental Approvals. No Governmental Consent with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Merger Sub in connection with its execution and delivery of this Agreement, the Governance Agreement, the Stockholders Agreement, the Emeritus/NW Select Stockholders Agreement and the Emeritus/NW Select Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby by the Company and the Merger Subs, except (a) the filing of a registration statement and the approval of the Securities and Exchange Commission in connection with the Initial Public Offering, (b) the filing of the Articles of Merger with the Secretary of State, (c) those Governmental Consents that have already been obtained and (d) those Governmental Consents the failure which to obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.5 Litigation. Except as set forth on Schedule 4.5 of the Disclosure Letter, there is no lawsuit, claim, proceeding or investigation pending or threatened by or against the Company or any of its Subsidiaries or any of their properties, assets, operations or businesses, which relates to the transactions contemplated by this Agreement, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          Section 4.6 Capitalization. After giving effect to the transactions contemplated by this Agreement (other than the Initial Public Offering), including without limitation, issuances or conversions contemplated pursuant to the Employee Stock Plan or the Alterra Stock Plan, (i) the authorized capital stock of the Company, (ii) the number of issued and outstanding capital stock of the Company by record holder and (iii) the total number of shares of Common Stock that may be issued as a result of the issuance and/or exercise of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock awards or similar incentive compensation awards, will be as set forth on Schedule 4.6 of the Disclosure Letter. Except for issuances or conversions contemplated pursuant to the Employee Stock Plan and the Alterra Stock Plan, there is no existing option, warrant, call, right or contract to which any Person is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except as set forth in Governance Agreement, the Stockholders Agreement and the Emeritus/NW Select Stockholder Agreement, there are no voting trusts, irrevocable proxies or other agreements, arrangements or understandings to which the Company is a party or is bound with respect to the voting or consent of any shares of Common Stock.

          Section 4.7 Financial Statements. The unaudited pro forma condensed financial statements of the Company (including the notes thereto) sets forth the historical financial information as of and for the three and six months ended June 30, 2005 and for the year ended December 31, 2004, attached as Exhibit F hereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby without modification of the accounting principles used in the preparation thereof and present fairly in all material respects the combined financial condition of the Company as of such date and the results of operations and cash flows of such entities for such period.

          Section 4.8 Title. The FIT II Shares, the FEBC-ALT Shares and the FBA Shares have been duly authorized by the Company and, when issued, exchanged and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable and shall convey to the applicable Investor good and valid title to the FIT II Shares, the FEBC-ALT Shares or FBA Shares, as the case may be, free and clear of any and all Liens.

          Section 4.9 Liabilities. The Company was formed as a Delaware corporation on June 29, 2005 and, except as set forth on Schedule 4.9 of the Disclosure Letter, has no material liabilities or obligations or any Subsidiaries other than the Merger Subs.

          Section 4.10 Affiliate Agreements. Except as set forth on Schedule
4.10 of the Disclosure Letter and other than with respect to this Agreement, the Governance Agreement, the Stockholders Agreement and the Emeritus/NW Select Transaction Agreements, the Company and its Affiliates, on the one hand, and any of the BSL Entities or their respective Affiliates, on the other hand, are not party to any material agreement or arrangement.

          Section 4.11 Other Agreements. To the Company's knowledge, no material agreements, arrangements or understandings have been entered into with respect to the subject matter of this Agreement, the Governance Agreement, the Stockholders Agreement or the Emeritus/NW Select Transaction Agreements, including, without limitation, with respect to the payment of fees or reimbursement of expenses, other than the agreements that are set forth on
Schedule 4.11 of the Disclosure Letter.

          Section 4.12 No Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with the Company or any of its Affiliates.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          Each of the Investors ((i) with respect to Section 5.5(a), FBA, FRIT and HP only, (ii) with respect to Section 5.5(b), FIT-ALT only, (iii) with respect to Section 5.5(c), FIT II only, and (iv) with respect to Section 5.5(d), HP only) represent and warrant, severally but not jointly, to the Company and, solely with respect to Section 5.5(d), to FBA as well, as follows:

          Section 5.1 Organization, Authorization. Such Investor is duly organized or formed (as applicable), validly existing and in good standing under the laws of its jurisdiction of organization or formation. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate and other action on its part.

          Section 5.2 Enforceability. This Agreement has been duly executed and delivered by such Investor. This Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to any limitations imposed by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors' rights or general equity principles.

          Section 5.3 No Conflicts. The execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby will not (a) result in a violation of, be in conflict with or constitute a default (with or without notice or lapse of time or both) under (i) any law applicable to such Investor or any of its assets,
(ii) any provision of its organizational documents, (iii) any order or judgment of any court or other agency of government applicable to such Investor or any of its assets or (iv) any contractual restriction binding on or affecting such Investor or any of its assets or (b) result in the creation or imposition of any Liens upon any of such Investor's assets.

          Section 5.4 Investment.

               (a) Such Investor is acquiring the shares of Common Stock for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. Such Investor understands that such shares of Common Stock have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein.

               (b) Such Investor's financial condition and investments are such that it is in a position to bear the economic risks of the investment and withstand the complete loss of the investment. Such Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in the shares of Common Stock.

               (c) Such Investor qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

          Section 5.5 Conveyance Transactions.

               (a) The Brookdale Merger shall convey to the Company good and valid title to the Brookdale Shares, free and clear of any and all Liens. As a result of such merger, the Company shall acquire all of the outstanding equity interests (including, without limitation, any security convertible into, or exerciseable or exchangeable for, equity securities) of Brookdale.

               (b) The FEBC Merger shall convey to the Company good and valid title to the membership interests of FEBC-ALT, free and clear of any and all Liens. As a result of such merger, the Company shall acquire all of the outstanding equity interests (including, without limitation, any security convertible into, or exerciseable or exchangeable for, equity securities) of FEBC-ALT.

               (c) The CCRC Merger shall convey to the Company good and valid title to the membership interests of Fortress CCRC Acquisition LLC, free and clear of any and all Liens. As a result of such merger, the Company shall acquire all of the outstanding equity interests (including, without limitation, any security convertible into, or exerciseable or exchangeable for, equity securities) of Fortress CCRC Acquisition LLC.

               (d) HP directly owns all of its Membership Interests in FBA, free and clear of all Liens. The exchange of HP's Membership Interests in FBA for Common Stock pursuant to Section 2.4 shall convey to FBA good and valid title to such Membership Interests, free and clear of any and all Liens.

          Section 5.6 Governmental Approvals. No Governmental Consent with any Governmental Entity, including under federal or state law or otherwise, is required to be obtained or made by or with respect to such Investor in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by such Investor, other than the filings contemplated by Section 6.3.

          Section 5.7 Litigation. There is no lawsuit, claim, proceeding or investigation pending or, to its knowledge, threatened by or against such Investor or any of its properties, assets, operations, businesses or prospects, which relates to the transactions contemplated by (i) this Agreement or (ii) the Governance Agreement or the Stockholders Agreement, to the extent such Investor is a party to either such agreement. No lawsuit, claim, proceeding or investigation pending or threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect, the ability of such Investor to consummate the transactions contemplated by this Agreement, the Governance Agreement or the Stockholders Agreement.

          Section 5.8 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with such Investor or any of its Affiliates.

          Section 5.9 Information Supplied. Except as set forth specifically herein, the Company has not provided, and will not be providing, such Investor with any material or information regarding the transactions contemplated by this Agreement and such Investor acknowledges that it has had the opportunity to ask questions and receive answers from the Company or any persons acting on behalf of the Company, has been furnished with all other materials that it considers relevant to its investment in the Company and has been given the opportunity fully to perform its own due diligence. Such Investor is experienced, sophisticated and knowledgeable in the trading of public and private companies and the operation of senior living facilities and understands the disadvantage to which it is subject on account of the disparity of information regarding the Company and any Conveyance Transaction.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1 LLC Agreement Amendment. Prior to the execution hereof, each of HP and FRIT shall have executed and delivered the amendment to the LLC Agreement in the form attached as Exhibit G hereto (the "Amended LLC Agreement").

          Section 6.2 Management Incentive Plans. Simultaneously with, and subsequent to, the Closing, each party hereto shall take all actions necessary to approve the conversion of (i) each share of Brookdale Common Stock issued pursuant to the Brookdale Living Communities Inc. Employee Restricted Stock Plan (the "Employee Stock Plan") into shares of Common Stock in accordance with the terms of the Employee Stock Plan (solely to the extent that such shares of Common Stock are reflected on Schedule 4.6 of the Disclosure Letter) and (ii) each security issued to members of the management of Alterra Healthcare Corporation pursuant to a management incentive plan into shares of Common Stock in accordance with the terms of such plan, such number of shares of Common Stock not to exceed in the aggregate 1.5% of the Common Stock issued and outstanding as of the Closing Date (after giving effect to the consummation of the transactions contemplated by this Agreement) (solely to the extent that such shares of Common Stock are reflected on Schedule 4.6 of the Disclosure Letter).

          Section 6.3 Filings. Each of the parties hereto shall cooperate in making any governmental and regulatory filings and any notices and approvals required to be made or obtained.

          Section 6.4 Stockholders Agreement. Simultaneously with the consummation of the Initial Public Offering, each of the Company, FIT II, FBA and HP shall deliver to each other a copy of the Stockholders Agreement duly executed by it.

          Section 6.5 Consent. HP and FRIT, each in its capacity as a Member of FBA and a stockholder of the Company and their respective OC Members and designees to the board of directors of Brookdale, its Subsidiaries and the Company hereby consent to the transactions contemplated by this Agreement, the Governance Agreement, the Stockholders Agreement, the Emeritus/NW Select Stockholders Agreement and the Emeritus/NW Select Registration Rights Agreement, including, without limitation, the Initial Public Offering (solely with respect to this Section 6.5, as such term is defined in the Governance Agreement).

          Section 6.6 Expenses. The Company shall be responsible for the payment of all reasonable fees and expenses incurred by the parties hereto in connection with the transactions contemplated by this Agreement, the Governance Agreement, the Stockholders Agreement and the Emeritus/NW Select Transaction Agreements, including, without limitation, attorneys' fees and expenses, including for any filing fees required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

provided, however, that each of the Investors shall be responsible for any Taxes payable by it in connection with the transactions contemplated by this Agreement.

          Section 6.7 Further Action; Cooperation. Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement, including, without limitation, the Conveyance Transactions and the Initial Public Offering.

                                   ARTICLE VII

                                 INDEMNIFICATION

          Section 7.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall expire upon the earlier of (i) the consummation of the Initial Public Offering or (ii) the date that is thirty days after the delivery to each of the parties hereto of audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005; provided, that the representations and warranties set forth in Sections 3.1, 4.1, 4.2, 5.1 and 5.2 shall survive until 60 days after the expiration of the applicable statute of limitations (including any extensions thereof); provided, further, that the representations and warranties set forth in Sections 3.11, 4.6, 4.8, 4.10 and 5.8 shall survive until the consummation of the Initial Public Offering. After the expiration of such applicable period, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

          Section 7.2 Indemnification.

               (a) The Company shall indemnify, defend and hold harmless each Investor, its Affiliates and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Company Indemnified Person"), from and against all Damages incurred or suffered by a Company Indemnified Person arising from, relating to or as a result of (i) the breach of any of the representations or warranties made by the Company in this Agreement or (ii) the breach of any covenant, obligation or agreement made by the Company in this Agreement. For purposes of this Article VII, the Company Indemnified Persons with respect to FBA shall not be deemed to include HP, any of the members of the Operating Committee appointed by HP pursuant to the LLC Agreement, or any of their respective Affiliates..

               (b) Each Investor shall, solely on behalf of itself, separately and not jointly, indemnify, defend and hold harmless each other Investor, the Company, their respective Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Indemnified Person") from and against all Damages incurred or suffered by an Investor Indemnified Person arising from, relating to, or as a result of
(i) the breach of any of the representations or warranties made by such Investor in this Agreement (or in the case of Emeritus or NW Select, for the breach of any of the representations or warranties made by FIT-ALT under Article III) or
(ii) the breach of any covenant, obligation or agreement made by such Investor in this Agreement.

               (c) For purposes of determining the breach of representations, warranties, covenants, obligations or other agreements in connection with a claim for indemnification pursuant to this Section 7.2, and calculating Damages hereunder, any materiality or Material Adverse Effect qualifications (other than in the first sentence of Section 3.8) in the representations, warranties, covenants, obligations and agreements shall be disregarded.

               (d) No claim may be made against the Company for indemnification with respect to breaches of representations and warranties (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.8 and 4.13) pursuant to Section 7.2(a)(i) above with respect to any Damages unless (i) such individual Damage is in excess of $125,000 and (ii) the aggregate amount of Damages incurred by the Company Indemnified Persons thereunder exceeds $5,000,000, and the Company shall then only be liable for the amount of such Damages which exceed $5,000,000. The maximum amount recoverable with respect to breaches of representations and warranties (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.8 and 4.13) under Section 7.2(a)(i) by each of the Investors and its related Company Indemnified Persons is set forth on Schedule 7.2(d) hereto.

               (e) (i) No claim may be made against an Investor for indemnification with respect to breaches of representations and warranties made by such Investor (or in the case of Emeritus and NW Select, those representations and warranties made by FIT-ALT) in Article III relating to a BSL Entity (other than the representations and warranties set forth in Sections 3.1, 3.4, 3.11) pursuant to Section 7.2(b)(i) above with respect to any Damages unless (A) such individual Damage exceeds $125,000 and (B) the aggregate amount of Damages incurred by the Investor Indemnified Persons as a result of breaches of representations and warranties with respect to such BSL Entity exceed $5,000,000, and then the Investors making such representations and warranties with respect to such BSL Entity (or with respect to FEBC-ALT: Emeritus, FIT-ALT and NW Select) shall then (1) only be liable for the amount of such Damages which exceed $5,000,000 and (2) with respect to each such Investor, only be liable for such Investor's pro rata share of the amount of any such Damages in excess of $5,000,000, such pro rata share being set forth on Schedule 7.2(e)(i) hereto. Notwithstanding anything to the contrary in this Agreement or the schedules hereto, no Investor shall have any indemnification obligations under
Section 7.2(b)(i) for breaches of representations and warranties set forth in
Article III with respect to any BSL Entity for which it has not explicitly made representations and warranties in Article III.

                    (ii) No claim may be made against an Investor for indemnification with respect to breaches of representations and warranties made by such Investor in Article V (other than the representations and warranties set forth in Sections 5.1, 5.2, and 5.8, to which this Section 7.2(e)(ii) shall not apply) pursuant to Section 7.2(b)(i) above with respect to any Damages unless
(i) such individual Damage exceeds $125,000 and (ii) the aggregate amount of Damages incurred by the Company (or with respect to Section 5.5(d), FBA) thereunder exceeds $5,000,000, and such Investor shall then only be liable for the amount of such Damages which exceed $5,000,000.

               (f) The maximum amount recoverable with respect to breaches of representations and warranties (other than the representations and warranties set forth in Sections 3.1, 3.4, 3.11, 5.1, 5.2 and 5.8) under Section 7.2(b)(i) from each Investor by all Investor Indemnified Persons, in the aggregate, is set forth on Schedule 7.2(f) hereto.

               (g) In no case shall any payment be made in the case of an indemnification claim under Sections 7.2(a)(i), 7.2(a)(ii), 7.2(b)(i) or 7.2(b)(ii) until a Damage occurs. The Company shall not have any liability to any Company Indemnified Person under Section 7.2(a)(i) for any breach of a representation or warranty to the extent that a claim for indemnification is based upon facts of which such Company Indemnified Person had knowledge on or prior to the Closing Date, unless such claim also relies upon a materially adverse occurrence or development that occurs after the Closing Date. No Investor shall have any liability to any Investor Indemnified Person under
Section 7.2(b)(i) for any breach of a representation or warranty to the extent that a claim for indemnification is based upon facts of which such Investor Indemnified Person had knowledge on or prior to the Closing Date, unless such claim also relies upon a materially adverse occurrence or development that occurs after the Closing Date. For purposes of this Section 7.2(g), a Person shall be deemed to have knowledge only to the extent of his or her actual knowledge of such fact and only to the extent of his or her awareness that such fact constitutes a breach of such representation or warranty.

               (h) Notwithstanding anything to the contrary in this Article VII, in no event shall any Person have the right to seek indemnification pursuant to both Sections 7.2(a) and 7.2(b) with respect to any claim for Damages (or series of related claims) arising from the same underlying facts, events or circumstances.

          Section 7.3 Sole Remedy. Except in the case of fraud, the rights to indemnification provided for in this Article VII for a breach of representations or warranties by the Investors (in the case of indemnification pursuant to Section 7.2(b)(i)) or the Company (in the case of indemnification pursuant to
Section 7.2(a)(i)) shall constitute the sole post-closing remedy of the Company and the Investors, respectively, for such breach, and the Company and the Investors shall have no other liability or damages to the other party resulting from any such breach.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

          Section 8.2 Entire Agreement. This Agreement, the Governance Agreement, the Stockholders Agreement and the Emeritus/NW Select Transaction Agreements constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement, the Governance Agreement, the Stockholders Agreement and the Emeritus/NW Select Transaction Agreements supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

          Section 8.3 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

          (a)  If to the Company to:

                    Brookdale Senior Living Inc.
                    330 N. Wabash, Suite 1400
                    Chicago, IL 60611
                    Fax: (866) 326-9975
                    Attn: Deborah C. Paskin, Esq.

               with a copy (which shall not constitute notice) to:

                    Fortress Investment Group, LLC
                    1251 Avenue of the Americas, 16th Floor
                    New York, NY 10020
                    Fax: (212) 798-6122
                    Attn: Randal A. Nardone

                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036-6522
                    Fax: (212) 735-2000

                    Attn: Joseph A. Coco, Esq.

          (b)  If to Emeritus:

                    Emeritus Corporation
                    3131 Eliott Avenue
                    Suite 500
                    Seattle, Washington 98121
                    Fax: (206) 378-4205
                    Attn: Raymond R. Brandstrom

               with a copy (which shall not constitute notice) to:

                    Perkins Coie
                    1201 Third Avenue
                    Seattle, Washington 98101
                    Fax: (206) 359-9771
                    Attn: Michael E. Stansbury, Esq.

          (c) If to Brookdale, FBA, FEBC-ALT, FIT II, FIT-ALT, Fortress CCRC, FRIT or any Merger Sub to:

                    c/o Fortress Investment Group, LLC
                    1251 Avenue of the Americas, 16th Floor
                    New York, NY  10020
                    Fax: (212) 798-6122
                    Attn: Randal A. Nardone

               with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036-6522
                    Fax: (212) 735-2000
                    Attn: Joseph A. Coco, Esq.

          (d)  If to HP:

                    c/o Capital Z Management
                    54 Thompson Street
                    New York, New York 10012
                    Fax: (212) 965-2411
                    Attn: Mani A. Sadeghi and Joseph R. Tomei
               with a copy (which shall not constitute notice) to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153
                    Fax: (212) 310-8007
                    Attn: Douglas P. Warner, Esq.

          (e)  If to NW Select:

                    NW Select LLC
                    600 University Street, Suite 2500
                    Seattle, Washington 98101
                    Fax: (206) 728-9327
                    Attn: Daniel R Baty

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

          Section 8.4 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

          Section 8.5 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 8.6 Successors and Assigns; Third-Party Beneficiaries.

               (a) Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Other than as set forth herein, no assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without each of the other parties' prior written consent.

               (b) Except as provided in Article VII with respect to Company Indemnified Parties and Investor Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 8.7 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the parties hereto.

          Section 8.8 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          Section 8.10 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 8.11 Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

                  [Remainder of page left blank intentionally]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

                                        BROOKDALE SENIOR LIVING INC.


                                        By: /s/ R. Stanley Young
                                            ------------------------------------
                                        Name: R. Stanley Young
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BROOKDALE LIVING COMMUNITIES, INC.


                                        By: /s/ R. Stanley Young
                                            ------------------------------------
                                        Name: R. Stanley Young
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BSL BROOKDALE MERGER INC.


                                        By: /s/ Randal A. Nardone
                                            ------------------------------------
                                        Name: Randal A. Nardone
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BSL CCRC MERGER INC.


                                        By: /s/ Randal A. Nardone
                                            ------------------------------------
                                        Name: Randal A. Nardone
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BSL FEBC MERGER INC.


                                        By: /s/ Randal A. Nardone
                                            ------------------------------------
                                        Name: Randal A. Nardone
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        EMERITUS CORPORATION


                                        By: /s/ Raymond R. Brandstrom
                                            ------------------------------------
                                        Name: Raymond R. Brandstrom
                                              ----------------------------------
                                        Title: Vice President of Finance
                                               ---------------------------------


                                        FEBC-ALT INVESTORS LLC


                                        By: /s/ William B. Doniger
                                            ------------------------------------
                                        Name: William B. Doniger
                                              ----------------------------------
                                        Title: VP
                                               ---------------------------------


                                        FIT-ALT INVESTOR LLC


                                        By: /s/ William B. Doniger
                                            ------------------------------------
                                        Name: William B. Doniger
                                              ----------------------------------
                                        Title: VP
                                               ---------------------------------


                                        FORTRESS BROOKDALE ACQUISITION LLC


                                        By: /s/ Randal A. Nardone
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FORTRESS CCRC ACQUISITION LLC


                                        By: /s/ William B. Doniger
                                            ------------------------------------
                                        Name: William B. Doniger
                                              ----------------------------------
                                        Title: VP
                                               ---------------------------------

                                      FORTRESS INVESTMENT TRUST II LLC


                                      By: /s/ Randal A. Nardone
                                          --------------------------------------
                                      Name: Randal A. Nardone
                                            ------------------------------------
                                      Title: Chief Operating Officer
                                             -----------------------------------


                                      FORTRESS REGISTERED INVESTMENT TRUST


                                      By: /s/ Randal A. Nardone
                                          --------------------------------------
                                      Name: Randal A. Nardone
                                            ------------------------------------
                                      Title: Chief Operating Officer & Secretary
                                             -----------------------------------


                                      HEALTH PARTNERS

                                      By: Capital Z Financial Services
                                          Fund II, L.P.,
                                          its General Partner

                                      By: Capital Z Partners, L.P., its
                                          General Partner

                                      By: Capital Z Partners, Ltd, its General
                                          Partner


                                      By: /s/ Roland Burnardon
                                          --------------------------------------
                                      Name: Roland Burnardon
                                            ------------------------------------
                                      Title: CFO
                                            ------------------------------------


                                        NW SELECT LLC


                                        By: /s/ Daniel R. Baty
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                               Schedule 2.6(b)(ii)

                          Allocation of FEBC-ALT Shares

Entity      Number of Shares of Common Stock
------      --------------------------------
Emeritus                2,086,000
FIT II                 11,750,000
FIT-ALT                13,228,000
NW Select               2,086,000

                                 Schedule 7.2(d)

                     Maximum Amount Recoverable by Investors
                                 for Breaches of
                         Representations and Warranties

FIT II and FIT-ALT (collectively)   $332,280,000
FBA and FRIT (collectively)         $ 91,027,000
HP                                  $ 78,446,250
Emeritus                            $ 20,860,000
NW Select                           $ 20,860,000

                               Schedule 7.2(e)(i)

                      Pro Rata Indemnification Percentages

INVESTOR                      PRO RATA INDEMNIFICATION PERCENTAGE
--------                      -----------------------------------
Emeritus                                       12%
FBA and FRIT (collectively)                    60%
FIT II                                        100%
FIT-ALT                                        76%
HP                                             40%
NW Select                                      12%

                                 Schedule 7.2(f)

                    Maximum Amount Recoverable from Investors
                                 for Breaches of
                         Representations and Warranties

FIT II and FIT-ALT (collectively)   $332,280,000
FBA and FRIT (collectively)         $ 91,027,000
HP                                  $ 78,446,250
Emeritus                            $ 20,860,000
NW Select                           $ 20,860,000